UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

The disclosure in Item 5.02(b) is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On March 1, 2018, Robert G. Schoenberger, Chairman of the Board of Directors, Chief Executive Officer and President of Unitil Corporation (the “Company”), provided notice that he will retire and, in connection with his retirement, resign from the Company and each of its subsidiaries effective as of April 25, 2018. On March 1, 2018, Mr. Schoenberger also provided notice that he will not stand for re-election to the Company’s Board of Directors at its 2018 Annual Meeting of Shareholders. Upon Mr. Schoenberger’s retirement, he and the Company will have generally completed their respective obligations under his Employment Agreement with the Company dated November 1, 2015.

(c)    As part of the Company’s leadership succession plan, on March 1, 2018, the Company’s Board of Directors appointed Thomas P. Meissner, Jr. to succeed Mr. Schoenberger as Chairman of the Board of Directors, Chief Executive Officer and President of the Company, effective as of April 25, 2018. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Mr. Meissner) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified.

Mr. Meissner (age 55) has been the Company’s senior vice president and chief operating officer since June 2005. Mr. Meissner served as the Company’s senior vice president, operations, from February 2003 through June 2005. Mr. Meissner served as the Company’s director of engineering from 1998 to 2003. Mr. Meissner began his career with the Company in 1994. Prior to joining the Company, Mr. Meissner held a number of engineering and operations positions at Public Service Company of New Hampshire, a predecessor company of Eversource Energy (a multi-state gas and electric utility headquartered in Hartford, Connecticut and Boston, Massachusetts). Mr. Meissner earned his Bachelor of Science from Northeastern University in Boston, Massachusetts, in 1985 with degrees in Electrical Engineering and Mechanical Engineering, and his MBA from the University of New Hampshire Whittemore School of Business and Economics in Durham, New Hampshire, in 2004. Mr. Meissner is a registered Professional Engineer in the state of New Hampshire and has served as a director of the Northeast Gas Association since 2010.

The disclosure in Item 5.02(e) is incorporated by reference into this Item 5.02(c).

(e)    On March 1, 2018, upon the recommendation of the Company’s Compensation Committee, the Company’s Board of Directors approved an Employment Agreement (the “Employment Agreement”) between the Company and Mr. Meissner, effective as of April 25, 2018.

The Employment Agreement generally provides that: (i) Mr. Meissner will serve as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company; (ii) his employment will continue through to April 24, 2021; (iii) the Company will pay him an initial base salary of $550,000 per year, which is subject to annual review by the Board of Directors for discretionary periodic adjustments; (iv) he will participate in the Company’s Management Incentive Plan at the initial target rate of 65% of his base salary, which is subject to annual review by the Company’s Compensation Committee for discretionary periodic adjustments; (v) he will participate in the Company’s Supplemental Executive Retirement Program and other employee benefit plans available to the Company’s executives; (vi) he will participate in the Company’s stock and similar plans; (vii) he will be entitled to a monthly automobile allowance of $1,000; and (viii) he will be reimbursed for a membership in a local health club.

The Employment Agreement also generally provides that the Company may terminate Mr. Meissner’s employment for any reason. If Mr. Meissner’s employment is terminated for any reason other than for cause, death, or disability, or if he terminates his employment for good reason, then the Company generally will pay him, in lump sum cash payments, (i) all accrued and unpaid salary, bonus and expense reimbursements, (ii) the present value of 24 monthly base salary payments, (iii) the present value of two annual bonus payments, and (iv) the present value of the cost that the Company would have incurred to provide group medical, dental and life insurance coverage to him and his eligible dependents for two years. If Mr. Meissner’s employment is terminated for cause, death, or disability, or if he terminates his employment other than for good reason, then the Company will have no further obligation to him under the Employment Agreement (except for accrued and unpaid salary, bonus and expense reimbursement). The Employment Agreement generally protects the Company’s interests during and for 12 months following Mr. Meissner’s termination by prohibiting him from competing with the Company, from recruiting or soliciting the Company’s officers or employees, and from diverting the Company’s customers to the registrant’s competitors. It also prohibits Mr. Meissner from disclosing the Company’s confidential information following his termination, subject to certain exceptions.

The foregoing description of the Employment Agreement does not purport to summarize all of the provisions of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

A press release announcing Mr. Schoenberger’s retirement and Mr. Meissner’s appointment as Chairman of the Board of Directors, Chief Executive Officer and President of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Employment Agreement effective April 25, 2018 between Unitil Corporation and Thomas P. Meissner, Jr.

99.1	Press Release dated March 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: March 2, 2018